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                                                                 EXHIBIT 99.5(d)

"DRAFT"

[LOGO OF PACIFIC LIFE]        Pacific Life Insurance       GUARANTEED EARNINGS
                              Company                        ENHANCEMENT (GEE)
                              P.O. Box 7187                      RIDER REQUEST
                              Pasadena, CA  91109-7187
                              (800) 722-2333


The GEE Rider is available for all products except Pacific Frontiers and PSVA. Please refer to each product's prospectus for more information.

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1   GENERAL INFORMATION

    .  All Annuitants must be age 75 or younger to purchase the GEE Rider.

OWNER Name                        Contract No.     SSN/TIN     Daytime Phone
(First, Middle Initial, Last)
                                                               (   )
________________________________________________________________________________

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2   ADD THE GEE RIDER

    [_]  Add the GEE Rider to my contract.

    I UNDERSTAND THAT:

         . On each Contract Anniversary, a charge of 0.25% ("GEE Charge") of the Contract Value will be assessed.

         . In the event of a full withdrawal of the amount available for withdrawal under the Contract, the entire GEE Charge for the Contract Year in which such withdrawal occurs will be netted out of the final payment.

         . Once purchased, the GEE Rider will remain in effect until the earlier of:

              (a) the date a full withdrawal of the amount available for withdrawal is made under the Contract;
              (b)  the date a death benefit becomes payable under the Contract;
              (c) the date the Contract is terminated in accordance with the provisions of the Contract; or
              (d)  the Annuity Date.

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 3   SIGNATURES

________________________    __________     _______________________   __________
   Owner's Signature           Date        Joint Owner's Signature      Date

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Where To Send This Form:  Pacific Life Insurance Company
                          P.O. Box 7187
                          Pasadena, CA  91109-7187

Who To Call For Help Or Questions: Your registered representative or the Pacific Line at (800) 722-2333.

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